                                                                    Exhibit 23.1

                     [LETTERHEAD OF MARCUM & KLIEGMAN LLP]

                               [GRAPHIC OMITTED]

            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
            -------------------------------------------------------

We consent to the inclusion in this Registration Statement of Relationserve
Media, Inc. on Form SB-2 Amendment No. 1 of our report dated March 10, 2006 with respect to our audit of the consolidated financial statements and related consolidated financial statement schedules of Relationserve Media, Inc. as of
December 31, 2005 and for the year then ended, which report appears in the
Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.

/s/ Marcum & Kliegman LLP
New York, New York
April 28, 2006